UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2020

TURNING POINT THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38871	46-3826166
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10628 Science Center Drive, Suite 200, San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 926-5251

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TPTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01	Other Events.

On October 26, 2020, we entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC and SVB Leerink LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale in a public offering of 4,597,702 shares of our common stock, par value $0.0001 per share. The price to the public in the offering is $87.00 per share. The gross proceeds to us from the offering are expected to be approximately $400.0 million, before deducting the underwriting discounts and commissions and estimated offering expenses payable by us. The closing of the offering is expected to occur on October 29, 2020, subject to the satisfaction of customary closing conditions. In addition, we granted the Underwriters a 30-day option to purchase up to 689,655 additional shares of our common stock at the public offering price, less the underwriting discounts and commissions.

The Underwriting Agreement contains customary representations, warranties and agreements by us, customary conditions to closing, indemnification obligations of us and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by such parties.

The offering is being made pursuant to our effective registration statement on Form S-3 and accompanying prospectus (Registration Statement No. 333-238300), previously filed with the Securities and Exchange Commission (“SEC”), and a prospectus supplement thereunder. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this report, and the foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

On October 26, 2020, we issued a press release announcing the commencement of the offering and on October 26, 2020 we issued a press release announcing that we had priced the offering. Copies of these press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively.

Forward-Looking Statements

Certain statements contained in this report are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include, without limitation, statements about our expectations with respect to the completion, timing and size of the public offering and the expected gross proceeds from the offering. Words such as “will”, “expect”, “may,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. For such statements, we claim the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from our expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, risks and uncertainties associated with market conditions, the satisfaction of customary closing conditions related to the public offering and the COVID-19 global pandemic. Additional factors that could cause actual results to differ materially from those stated or implied by our forward-looking statements are disclosed in our filings with the SEC, including in the section captioned “Risk Factors” in our quarterly report on Form 10-Q for the quarterly period ended June 30, 2020 and the prospectus supplement relating to the public offering. These forward-looking statements represent our judgment as of the time of this report. We disclaim any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 26, 2020, by and among Goldman Sachs & Co. LLC and SVB Leerink LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press Release, dated October 26, 2020, titled “Turning Point Therapeutics Announces Commencement of Public Offering of Common Stock”.

99.2	Press Release, dated October 26, 2020, titled “Turning Point Therapeutics Announces Pricing of $400 Million Public Offering of Common Stock”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURNING POINT THERAPEUTICS, INC.

Date: October 27, 2020	By:	/s/ Annette North
Annette North
Executive Vice President and General Counsel